Exhibit 99.1
EPICEPT
CORPORATION

CONTACTS

EPICEPT CORPORATION:                        INVESTORS:
777 Old Saw Mill River Road                 LIPPERT/HEILSHORN & ASSOCIATES
Tarrytown, NY 10591                         Kim Sutton Golodetz
Robert W. Cook                              (212) 838-3777
(914) 606-3500                              kgolodetz@lhai.com
rcook@epicept.com                           ------------------
------------------
                                            or

                                            Bruce Voss
                                            (310) 691-7100
                                            bvoss@lhai.com
                                            --------------
 MEDIA:
 FEINSTEIN KEAN HEALTHCARE
 Greg Kelley
 (617) 577-8110
 gregory.kelley@fkhealth.com


                 EPICEPT CORPORATION REPORTS SECOND QUARTER 2008
                         OPERATING AND FINANCIAL RESULTS
                     CEPLENE LAUNCH PLANS FOR EU PROGRESSING


TARRYTOWN, N.Y. (August 11, 2008) - EpiCept Corporation (Nasdaq and OMX Nordic
Exchange: EPCT) today announced operating and financial results for the second quarter and six months ended June 30, 2008. For the second quarter of 2008, EpiCept's net loss attributable to common stockholders was $7.8 million, or $0.15 per share, compared with a net loss attributable to common stockholders of $7.0 million, or $0.22 per share, for the second quarter of 2007. For the six months ended June 30, 2008, EpiCept's net loss attributable to common stockholders was $13.8 million, or $0.28 per share, compared to $14.7 million, or $0.45 per share, for the six months ended June 30, 2007. As of June 30, 2008, EpiCept had approximately 59.3 million shares outstanding.

"The second quarter was challenging for the Company as we filed and then prepared to present the grounds for the re-examination of the negative opinion of Ceplene(R) issued by the Committee for Medicinal Products for Human Use
(CHMP) of the European Medicines Agency (EMEA) in March," stated Jack Talley, President and CEO of EpiCept. "Our liquidity was negatively affected by the earlier decision on Ceplene(R). This required us to reduce expenses and renegotiate our loan with our senior secured lender. However, with the overwhelming support for Ceplene we received from key opinion leaders in hematology across Europe we were able to successfully prevail in our appeal, and as a result we believe we are now in a much more favorable position to improve the Company's liquidity while we simultaneously make preparations to launch Ceplene in Europe through a marketing partner."

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August 11, 2008
Page 2

EpiCept today provided an update on several of its key product candidates:

  >> Ceplene(R) - is intended for the remission maintenance and prevention of relapse of patients with Acute Myeloid Leukemia (AML) in first remission, the most common type of leukemia in adults. In July 2008, the CHMP issued a positive opinion regarding the marketing authorization application (MAA) for Ceplene(R). EpiCept is working with the EMEA to finalize the product labeling, the package insert or SPC, the risk management plan and the phamacovigilance plan for post introduction monitoring of adverse reactions. EpiCept expects final marketing authorization to occur in September/October 2008. Several marketing partners are under consideration for the licensing of the European marketing rights to Ceplene at this time. First commercial introduction of Ceplene is expected to occur in Europe in the first quarter of 2009.

  >> EpiCept NP-1 - a prescription topical analgesic cream designed to provide long-term relief from the pain of peripheral neuropathies, which affect more than 15 million people in the U.S alone. In February 2008, EpiCept reported encouraging results from a Phase II trial for NP-1 in Diabetic Peripheral Neuropathy (DPN), which the Company believes support the advancement of NP-1 to a pivotal Phase III trial in DPN. EpiCept NP-1 is currently being studied in two additional clinical trials: a Phase III trial in chemotherapy-induced peripheral neuropathy (CPN) being conducted by the National Cancer Institute
         (NCI)-funded Community Clinical Oncology Program, and a Phase II comparative trial versus gabapentin and placebo in post-herpetic neuralgia (PHN). Enrollment for the PHN trial is complete and top line results are expected in the fourth quarter of 2008.

  >> EPC2407 - a vascular disruption agent (VDA) that also has potent direct apoptotic activity on cancer cells. In April 2008, the Company announced that it is evaluating the pharmacodynamic effects of EPC2407 with different dosage schedules and expects to initiate a Phase Ib combination trial for the compound with other chemotherapeutic agents in 2009.

  >> Azixa(TM) - a compound discovered by EpiCept and licensed to Myriad Genetics, Inc. as part of an exclusive, worldwide development and commercialization agreement. EpiCept received a milestone payment in March 2008 as a result of Myriad's dosing of the first patient in the first of its three Phase II trials. EpiCept will earn an additional milestone payment upon the dosing of the first patient in the first Phase III trial.

FINANCIAL AND OPERATING HIGHLIGHTS

General and Administrative Expense

General and administrative expense decreased by 33%, or $1.1 million, from $3.3 million in the second quarter of 2007 to $2.2 million in the second quarter of 2008. The decrease was primarily attributable to lower personnel, accounting, public reporting and investor relations costs for the second quarter of 2008 as compared to the same period in 2007. In addition, for the second quarter of 2007, we incurred a $0.4 million charge for liquidating damages as a result of a registration statement not being declared effective by the required date and a $0.3 million charge relating to a release and settlement agreement with our senior secured lender. General and administrative expense decreased by 27%, or $1.8 million from $6.6 million for the six months ended June 30, 2007 to $4.8 million for the six months ended June 30, 2008.

Research and Development (R&D) Expense

Research and development expense was $3.3 million in the second quarter of 2008, unchanged from the second quarter of 2007. During the second quarter of 2008, EpiCept's clinical efforts were focused primarily on the completion of the clinical trials of NP-1 and preparation for the reexamination of the negative

August 11, 2008
Page 3

determination issued by the CHMP regarding EpiCept's MAA for Ceplene(R). During the second quarter of 2007, EpiCept commenced two clinical trials of NP-1 and continued our Phase I clinical trial of EPC 2407. EpiCept also reviewed the Day 80 report and the Day 120 List of Questions related to the Ceplene MAA, and commenced preparation of our response to the EMEA. For the six months ended June 30, 2008, research and development expenses decreased by 3%, or $0.2 million from $7.0 million for the six months ended June 30, 2007 to $6.8 million for the six months ended June 30, 2008.

Other Expense, Net

Other expense, net increased by $1.7 million to $2.2 million in the second quarter of 2008 from $0.5 million in the second quarter of 2007. The increase in other expense, net was primarily attributable to a $2.0 million non-cash loss on the extinguishment of debt recorded in the second quarter of 2008. In June 2008, EpiCept entered into a second amendment to the original debt agreement with its senior secured lender, which was considered a substantial modification. As a result of the modification to the original debt agreement, EpiCept recorded the new debt at its fair value and recorded a loss on the extinguishment of the original debt of $2.0 million.

Cash from Operations

Net cash used in operating activities for the first six months of 2008 was $7.8 million as compared to $10.5 million in the first six months of 2007. During the first six months of 2008, cash was used primarily to fund EpiCept's net loss for the period, partially offset by non-cash charges of $1.7 million related to the extinguishment of debt, $1.3 million of FAS 123R stock-based compensation and $0.1 million of depreciation and amortization expenses. Deferred revenue increased by $1.0 million as a result of receiving a $1.0 million milestone payment from Myriad.

NASDAQ LISTING UPDATE

On August 6, 2008, the Company received a letter from the Nasdaq Office of the General Counsel stating that the Nasdaq Hearings Panel had granted the Company's request for continued listing on The Nasdaq Stock Market, subject to the Company's ability to (i) maintain a market value of listed securities above $35 million for ten (10) consecutive trading days, on or before August 29, 2008, and
(ii) comply with all requirements for continued listing on The Nasdaq Stock Market. The market value of the Company's listed securities has exceeded $35 million for each of the six consecutive trading days ending August 8, 2008. The Company has until October 13, 2008 to regain compliance with Marketplace Rule 4320(e)(2)(E)(ii), which requires that the closing bid price of the Company's common stock be a minimum of $1.00.

ABOUT EPICEPT CORPORATION

EpiCept is focused on unmet needs in the treatment of cancer and pain. The Company's broad portfolio of pharmaceutical product candidates includes Ceplene(R), a cytokine immunomodulator that recently received a positive opinion from the CHMP in Europe for the remission maintenance of AML patients, and several pain therapies in clinical development. In addition, EpiCept's ASAP technology, a proprietary live cell high-throughput caspase-3 screening technology, can efficiently identify new cancer drug candidates and molecular targets that selectively induce apoptosis in cancer cells. Two oncology drug candidates currently in clinical development that were discovered using this technology have also been shown to act as vascular disruption agents in a variety of solid tumors.

August 11, 2008
Page 4


FORWARD-LOOKING STATEMENTS

This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risks associated with the adequacy of our existing cash resources, our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements or that we may default on our loans or that our lenders may declare the Company in default or that our secured lender would seek to sell our assets, the risk that the Company's securities may be delisted by The Nasdaq Capital Market or the OMX Nordic Exchange, the risk that we do not receive final regulatory marketing approval by the European Commission for Ceplene(R), the risk that Ceplene(R), if approved, will not be launched in the first quarter of 2009 or achieve significant commercial success, the risk that we are unable to find a suitable marketing partner for Ceplene(R) on attractive terms, a timely basis or at all, the risk that Myriad's development of Azixa(TM) will not be successful, the risk that Azixa(TM) will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC2407 will not be successful, the risk that NP-1 or EPC2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings, which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

                                       ###
EPCT-GEN

*Azixa is a registered trademark of Myriad Genetics, Inc.

August 11, 2008
Page 5


SELECTED FINANCIAL INFORMATION FOLLOWS:


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED BALANCE SHEET DATA
(IN $000S)

                                                                        June 30,         December 31,
                                                                          2008               2007
                                                                          ----               ----
Cash and cash equivalents                                              $    1,326         $    4,943
Property and equipment, net                                                   581                599
Total assets                                                                3,093              7,398

Accounts payable and other accrued liabilities                              6,552              4,028
Deferred revenue                                                            7,765              6,837
Notes and loans payable                                                     7,719              9,928
Total stockholders' deficit                                               (19,505)           (14,177)
Total liabilities and stockholders' deficit                            $     3,093        $     7,398



EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF OPERATIONS DATA
(IN $000S EXCEPT SHARE AND PER SHARE DATA)

                                         For Three Months Ended                For Six Months Ended
                                         June 30,       June 30,              June 30,       June 30,
                                           2008           2007                  2008           2007
Revenue                                $         42   $        100          $         91   $        259
                                       ------------   ------------          ------------   ------------
Operating expenses:
General and administrative                    2,248          3,354                 4,837          6,648
Research and development                      3,314          3,280                 6,786          7,012
                                      -------------   ------------          ------------   ------------
     Total operating expenses                 5,562          6,634                11,623         13,660
                                       ------------   ------------          ------------   ------------
     Loss from operations                    (5,520)        (6,534)              (11,532)       (13,401)
                                       ------------   ------------          ------------   ------------
Other income (expense):
Interest income                                   5             18                    20             64
Foreign exchange gain                           (11)            63                   384            108
Interest expense                               (377)          (591)                 (850)        (1,207)
Loss on extinguishment of debt               (1,975)            --                (1,975)            --
Change in value of warrants and
  derivatives                                   113             --                   113          (278)
                                       ------------   -------------          ------------   -----------
     Other income (expense), net             (2,245)          (510)               (2,308)        (1,313)
                                       ------------   ------------          ------------   ------------
Net loss before income taxes                 (7,765)        (7,044)              (13,840)       (14,714)

Income taxes                                     --             --                    (2)            (4)
                                       ------------   ------------          ------------   ------------
Net loss                               $     (7,765)  $     (7,044)         $    (13,842)  $    (14,718)
Basic and diluted loss per common
  share                                $      (0.15)  $      (0.22)         $      (0.28)  $      (0.45)
                                       ============   ============          ============   ============
Weighted average common shares
  outstanding                            52,012,245     32,404,185            49,703,971     32,399,800
                                       ============   ============          ============   ============

August 11, 2008
Page 6


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF CASH FLOWS DATA
(IN $000S)

                                                                                  Six Months Ended June 30,
                                                                                     2008          2007
                                                                                     ----          ----
Net cash used in operating activities                                              $ (7,790)    $ (10,546)
Net cash provided by (used in) investing activities                                      297         (137)
Net cash provided by (used in) financing activities                                    3,818       (1,528)

Effect of exchange rate changes on cash                                                   58           (1)
                                                                                   ---------    ---------
Net decrease in cash and cash equivalents                                            (3,617)      (12,212)
Cash and cash equivalents at beginning of period                                       4,943       14,097
                                                                                   ---------    ---------
Cash and cash equivalents at end of period                                         $   1,326    $   1,885
                                                                                   =========    =========


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF STOCKHOLDERS DEFICIT DATA
(IN $000S)

                                                                                 Six Months Ended June 30,
                                                                                  2008              2007
                                                                                  ----              ----
Stockholders' deficit at beginning of period                                   $ (14,177)       $  (9,373)

Net loss for the period                                                          (13,842)         (14,718)
Stock-based compensation expense                                                   1,313            1,203
Foreign currency translation adjustment                                             (558)            (157)
Share, option and warrant issuance                                                 7,759            1,028
Financing Costs                                                                       --              (63)
Reclassification of warrants from liability to equity, net                            --              794
                                                                               ----------       ----------

Stockholders' deficit at end of period                                         $ (19,505)       $ (21,286)
                                                                               ==========       ==========


                                      # # #

EPCT-GEN